UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
Common stock, $0.001 par value	PPCB	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 3, 2019, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Power Up Lending Group Ltd. (“Power Up”), pursuant to which Power Up purchased a convertible promissory note (the “July 2019 Power Up Note”) from the Company in the aggregate principal amount of $78,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Power Up. The transactions contemplated by the Purchase Agreement closed on or about July 3, 2019. The Company intends to use the net proceeds ($75,000) from the July 2019 Power Up Note for general working capital purposes.

The maturity date of the July 2019 Power Up Note is July 3, 2020 (the “Maturity Date”). The July 2019 Power Up Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Power Up in shares of the Company’s common stock, but shall not be payable until the July 2019 Power Up Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described below. Power Up has the option to convert all or any amount of the principal face amount of the July 2019 Power Up Note and accrued interest, starting on December 31, 2019 and ending on the later of the Maturity Date and the date of payment of the Default Amount (as defined below) is paid if an event of default occurs, for shares of the Company’s common stock at the then-applicable conversion price. The conversion price for the July 2019 Power Up Note shall be $5.00, subject to certain Market Price (as defined below) adjustment. If the Market Price is greater than or equal to $5.00, the conversion price shall be the greater of (i) 65% of the Market Price (the “Variable Conversion Price”) and (ii) $3.05. In the event Market Price is less than $5.00, the conversion price shall be the lesser of (x) the Variable Conversion Price and (ii) $3.05. As defined in the July 2019 Power Up Note, the “Market Price” shall be the average of the lowest three closing bid prices of the shares of the Company’s common stock, during the ten day trading period prior to the day the Company receives a notice of conversion from Power Up, reported on the electronic quotation system or applicable principal securities exchange or trading market or, if no closing bid price of the Company’s common stock is available in any of the foregoing manners, the average of the closing bid prices of any market makers for the Company’s common stock that are listed in the “pink sheets” during the ten prior trading days. Notwithstanding the foregoing, Power Up shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Power Up and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The July 2019 Power Up Note may be prepaid until 180 days from the issuance date (or December 30, 2019). If the July 2019 Power Up Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest, if prepaid after 61 days from the issuance date, but less than 91 days from the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 91 days from the issuance date, but less than 121 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 121 days from the issuance date, but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest, and if prepaid after 151 days from the issuance date, but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest. So long as the July 2019 Power Up Note is outstanding, the Company covenants not to, without prior written consent from Power Up, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144. Upon a transfer of all or substantially all of the assets of the Company, or certain reorganization, merger or consolidation events, Power Up may, at its option, require the Company to pay the Default Amount. Pursuant to the terms of the Purchase Agreement, the Company paid Power Up’s fees and expenses in the amount of $3,000.00.

Other than as described above, the July 2019 Power Up Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the July 2019 Power Up Note. Additional events of default shall include, among others: (i) failure to reserve at least five times the number of shares issuable upon full conversion of the July 2019 Power Up Note; (ii) the delisting of the Company’s common stock from any exchange or quotation system or if the Company fails to meet its required reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the cessation of operations of the Company or if the Company admits that it is generally unable to pay its debts, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due, and (iv) the restatement by the Company of any financial statements filed in its reports under the Exchange Act at any time after December 30, 2019 if the result of such restatement would constitute a material adverse effect on the rights of Power Up with respect to the July 2019 Power Up Note and the Purchase Agreement. Upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum. In the event that the Company fails to deliver to Power Up shares of common stock issuable upon conversion of principal or interest under the July 2019 Power Up Note within three business days of a notice of conversion by Power Up, the Company shall incur a penalty of $1,000, provided, however, that such fee shall not be due if the failure to deliver the shares is a result of a third party such as the transfer agent. Upon the occurrence and during the continuation of certain events of default, the July 2019 Power Up Note will become immediately due and payable and the Company will pay Power Up, in full satisfaction of its obligations in the July 2019 Power Up Note an amount equal to 150% of an amount equal to the then outstanding principal amount of the July 2019 Power Up Note plus any interest accrued upon such event of default or prior events of default (the “Default Amount”).

The July 2019 Power Up Note was issued, and any shares to be issued pursuant to any conversion of the July 2019 Power Up Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the July 2019 Power Up Note does not purport to be complete and is qualified in their entirety by reference to the full text of the Purchase Agreement and the July 2019 Power Up Note, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	8% Convertible Promissory Note, dated July 3, 2019, issued by the Company to Power Up Lending Group Ltd.
10.1*	Securities Purchase Agreement, dated July 3, 2019, by and between the Company and Power Up Lending Group Ltd.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: July 10, 2019	Title:	Chief Executive Officer